UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                     June 13, 2005

InfraSource Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32164	03-0523754

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Sixth Street, Suite 300 Media, Pennsylvania		19063

(Address of principal executive offices)		(Zip Code)

(610) 480-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
PRESS RELEASE BY INFRASOURCE SERVICE, INC. DATED JUNE 16, 2005

Item 1.01 Entry Into a Material Definitive Agreement.

     Effective June 13, 2005, InfraSource Services, Inc. (the “Company”) entered into a Second Amendment and Waiver (the “Amendment”) to its Amended and Restated Credit Agreement dated as of May 12, 2004 among the Company, InfraSource Incorporated, the several banks party thereto and LaSalle Bank, as syndication agent, and Barclays Bank PLC, as administrative agent (as so amended, the “Credit Agreement”). The Amendment excludes the effect of an anticipated second quarter loss on an underground project from the Company’s representations and warranties under the Credit Agreement through July 25, 2005. The Company will evaluate whether a further amendment to the Credit Agreement will be required prior to July 25, 2005. The Company paid the banks consenting to the Amendment a fee of 10 basis points of their respective commitments under the Credit Agreement.

Item 8.01 Other Events.

     On June 16, 2005, the Company announced that it has undertaken a review of an underground construction project being performed by its subsidiary InfraSource Underground Services, Inc. The Company expects to incur a pre-tax loss of between $6 and $8 million on the project, which loss will be recognized in the second quarter of 2005, consistent with the Company’s revenue recognition policy for contracts in a forecasted loss position. The Company also announced that it had amended its Credit Agreement as described above.

     Certain statements contained in the above paragraph are forward-looking statements. These forward-looking statements are based upon our current expectations about future events. When used in this press release, the words “believe,” “anticipate,” “intend,” “estimate,” “expect,” “will,” “should,” “may,” and similar expressions, or the negative of such words and expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements are based upon managements’s current expectations, including current estimates and projections of future results or trends. These statements are subject to a number of risks and uncertainties affecting our business, including (1) the nature of our contracts, particularly our fixed-price contracts; (2) work hindrance due to inclement weather or other events; (3) the timing of the performance of our contracts; (4)( project delays or cancellations; (5) the failure to meet schedule or performance requirements of our contracts; (6) close out of certain of our projects may or may not occur as anticipated or may be unfavorable to us; (7) the uncertainty of estimates made with respect to our contracts; (8) our ability to successfully negotiate an amendment of our credit agreement or other arrangements with our lenders if necessary on or prior to July 25, 2005; (9) our discovery of new information regarding the underground project referred to herein or other similar projects; and (10) other factors detailed from time to time in our reports and filings with the Securities and Exchange Commission. Except as required by law, we do not intend to update forward-looking statements even though our situation may change in the future.

     A copy of the press release is attached as Exhibit 99.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99	Press Release by InfraSource Services, Inc., dated June 16, 2005.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFRASOURCE SERVICES, INC.
(Registrant)

	By:	/s/ Terence R. Montgomery

Date: June 16, 2005	Name	Terence R. Montgomery
		Title:	Senior Vice President, Chief Financial Officer and Assistant Secretary